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EXHIBIT 99.1
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                              [STATEFED LETTERHEAD]

FOR IMMEDIATE RELEASE


                          STATEFED REJECTS KRATZ OFFER

CLIVE, IOWA, OCTOBER 25, 2002-StateFed Financial Corporation (Nasdaq: SFFC) today announced that its Board of Directors had rejected the recently publicized offer from Bettendorf businessman Douglas M. Kratz. Kratz had offered to pay $12.50 a share for StateFed shares, subject to obtaining at least 50.1 percent of the outstanding common stock. In a letter sent to Mr. Kratz by Randall C. Bray, Chairman of the Board of StateFed, Mr. Bray stated that the price proposed is inadequate and that the transaction would not best serve the interests of the shareholders.